UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 1/26/2016

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 26, 2016, UMB Financial Corporation (the “Company”) issued a press release announcing the financial results for the Company for the quarter ending December 31, 2015. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

Item 7.01	Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

The Company is furnishing a copy of materials that will be used in the Company’s shareholder conference call on January 27, 2016, at 8:30 a.m. (CST). A copy of the materials is attached as Exhibit 99.2 and will be available on the Company’s website at www.umbfinancial.com. The materials are dated January 26, 2016, and the Company disclaims any obligation to correct or update any of the materials in the future.

The Company’s January 26, 2016 press release that is attached as Exhibit 99.1 also announced that the Board of Directors declared a regular quarterly dividend of $0.245 per share payable on April 1, 2016, to shareholders of record on March 10, 2016.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release announcing financial results for quarter ending December 31, 2015, and announcing dividend declaration

Exhibit 99.2	Investor Presentation Materials, dated January 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn Vice Chairman and Chief Financial Officer

Date: January 26, 2016